EXHIBIT 99.1

NEWS RELEASE

For More Information Contact:	For Release - April 22, 2010
J. Downey Bridgwater, Chairman, President and Chief Executive Officer, (713) 507-2670 Zach L. Wasson, Executive Vice President and Chief Financial Officer, (713) 507-1297

STERLING BANCSHARES REPORTS FIRST QUARTER 2010 RESULTS

HOUSTON, TX, April 22, 2010 – Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported a net loss of $6.2 million, or $0.07 per diluted common share, for the first quarter ended March 31, 2010, compared to net income of $1.7 million or $0.02 per diluted common share for the fourth quarter of 2009.

Key items and metrics for the quarter include the following:

•	Completed an $86.9 million common stock offering;
•	Interest-earning assets increased $127 million or 2.8% at March 31, 2010 compared to December 31, 2009;
•	Total period-end deposits increased $29.5 million linked-quarter to $4.1 billion at March 31, 2010;
•	Average loan to deposit ratio was 78.6% for the first quarter of 2010, down from 98.2% for the same quarter in 2009;
•	Total period-end loans decreased $131 million or 4.0% linked-quarter due primarily to a decline in the energy lending portfolio of approximately $62 million; and
•	Period-end allowance for credit losses to period-end loans increased to 2.55% at March 31, 2010 from 2.39% at December 31, 2009 and from 1.55% at March 31, 2009.

 “In March 2010, we successfully completed the issuance of $86.9 million in common stock, which strengthens our balance sheet and further improves the quality of our capital base, making Sterling one of the better capitalized banks among our peers,” commented J. Downey Bridgwater, Sterling’s Chairman, President, and Chief Executive Officer.  “The net loss recorded for the first quarter of 2010 was a direct result of increased loan loss provisions, as we continued to experience elevated levels of nonperforming loans and charge-offs due to the lingering effects of the economic recession and further declines in commercial real estate values.”

Average total loans decreased $106 million or 3.2% on a linked-quarter basis to $3.2 billion at March 31, 2010, and decreased $587 million or 15.5% since March 31, 2009.  The decline in loans during the first quarter of 2010 was primarily due to principal reductions in energy loans.

While average deposits decreased $49.2 million to $4.1 billion at March 31, 2010, down 1.2% on a linked-quarter basis, average deposits increased $212 million or 5.5% compared to March 31, 2009.  This deposit growth has further strengthened the Company’s balance sheet by improving the average loan to deposit ratio to 78.6% for the first quarter of 2010, down from 98.2% for the same quarter in 2009.

Sterling Bancshares, Inc., News Release
April 22, 2010

At March 31, 2010, nonperforming assets were $153 million or 3.04% of total assets, compared to $119 million or 2.42% at December 31, 2009. The increase in nonperforming loans was primarily due to the credit deterioration of certain nonowner-occupied commercial real estate loans which migrated to nonperforming status during the first quarter of 2010. Additionally, during the first quarter of 2010, approximately $27 million of restructured loans that were considered accruing at December 31, 2009 were moved to nonaccrual status at March 31, 2010, due to the continued deterioration of the financial condition of the borrower or noncompliance with the modified loan terms.

At March 31, 2010, restructured loans accruing were $10.7 million, compared to $69.9 million at December 31, 2009. Restructured loans accruing at March 31, 2010, consist of loans that were modified during the first quarter of 2010. Approximately $40 million of loans that were reported as restructured at December 31, 2009 are performing as agreed under their modified terms, and are therefore no longer reported as restructured loans.

At March 31, 2010, the total allowance for credit losses was $79.5 million or 2.55% of period-end total loans, up from $77.6 million or 2.39% of period-end total loans at December 31, 2009, and up from $57.8 million or 1.55% of period-end total loans at March 31, 2009. The increase in the allowance for credit losses during the first quarter of 2010 was due in part to increases in both nonperforming and classified loans.

Net charge-offs for the first quarter of 2010 were $21.0 million or 2.67% of average total loans, compared to $6.3 million or 0.76% of average total loans for the fourth quarter of 2009. Net charge-offs during the first quarter of 2010 were primarily due to approximately $17 million in charge-offs related to commercial real estate loans.

Tax-equivalent net interest income for the first quarter of 2010 was $44.5 million, down $2.7 million on a linked-quarter basis. Tax-equivalent net interest margin was 4.02% for the first quarter of 2010, down nine basis points from 4.11% for the fourth quarter of 2009.

Noninterest income for the first quarter of 2010 increased $1.0 million on a linked-quarter basis, and decreased $4.3 million compared to the same period in 2009. Other noninterest income for the first quarter of 2010 decreased $612 thousand on a linked-quarter basis and $3.5 million compared to the same period in 2009. During the first quarter of 2010, the Company recorded losses on loans classified as held for sale of $2.6 million compared to $1.4 million in losses during the fourth quarter of 2009.

Total noninterest expense decreased $537 thousand for the first quarter of 2010 as compared with the fourth quarter of 2009, and decreased $645 thousand compared to the same period in 2009. FDIC insurance premiums increased $691 thousand for the first quarter of 2010 as compared to the fourth quarter of 2009, and $1.3 million compared to the same quarter in 2009. In addition, the Company recorded $980 thousand of acquisition costs during the fourth quarter of 2009 related to the terminated First Bank branch acquisition.

As of March 31, 2010, Sterling had total assets of $5.0 billion, total loans of $3.1 billion and total deposits of $4.1 billion. Shareholders’ equity of $620 million at March 31, 2010 was 12.3% of total assets. Book value per common share at period-end was $6.08.

Conference Call
Management of Sterling will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Thursday, April 22, 2010 at 11:00 a.m. Eastern Time. To participate, visit the Investor Relations section of the Company’s web site at http://www.banksterling.com or call (612) 332-1210. An audio archive of the call will also be available on the web site beginning Friday, April 23, 2010.

Sterling Bancshares, Inc., News Release
April 22, 2010

A telephone replay of the conference call will be available beginning Thursday, April 22, 2010 at 12:00 p.m. until Thursday, April 29, 2010 at 11:59 p.m. Central Time by dialing (800) 475-6701. The access code for the replay is 152901.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared. The Company does not assume any obligation to update the forward-looking statements. There are several factors, many beyond the Company’s control, that could cause results to differ significantly from expectations including: adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of the allowance for credit losses; the ability to maintain or improve origination volumes; competitive influences on product pricing; the ability to integrate acquisitions and realize expected cost savings and revenue enhancements; effects of changes in interest rates on net interest margin; and changes in federal and state regulations and laws. Additional factors can be found in the Company's 2009 Annual Report on Form 10-K which has been filed with the Securities and Exchange Commission and is available at the Securities and Exchange Commission’s web site (www.sec.gov).

About Sterling Bancshares
Sterling Bancshares, Inc. is a Houston-based bank holding company with total assets of $5.0 billion, which operates 58 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”. For more information on Sterling Bancshares, please visit the Company’s web site at http://www.banksterling.com.

–Tables to follow–

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2010	2009	2009
Profitability
Net income (loss)	$(6,248)	$1,736	$7,407
Net income (loss) applicable to common shareholders	$(6,248)	$1,736	$5,523

Earnings (loss) per common share (1)
Basic	$(0.07)	$0.02	$0.08
Diluted	$(0.07)	$0.02	$0.08

Return on average common equity (2)	(4.41)%	1.24%	4.21%
Return on average assets (2)	(0.51)%	0.14%	0.59%

Tax equivalent net interest margin (3)	4.02%	4.11%	4.32%

Efficiency Ratio (4):
Consolidated	76.30%	70.60%	66.12%
Sterling Bank	73.60%	67.64%	64.18%

Liquidity and Capital Ratios
Average loans to average deposits	78.64%	80.29%	98.22%
Period-end stockholders' equity to total assets	12.28%	10.95%	12.75%
Average stockholders' equity to average assets	11.63%	11.12%	12.81%
Period-end tangible capital to total tangible assets	8.96%	7.48%	9.42%
Tier 1 capital to risk-weighted assets	14.08%	11.61%	12.49%
Total capital to risk-weighted assets	16.92%	14.41%	15.37%
Tier 1 leverage ratio (Tier 1 capital to average assets)	10.64%	8.89%	10.59%

Other Data
Shares used in computing earnings (loss) per common share
Basic shares	88,483	81,771	73,285
Diluted shares	88,483	82,019	73,471
End of period common shares outstanding	101,877	81,853	73,300

Book value per common share at period-end	$6.08	$6.60	$7.21
Cash dividends paid per common share	$0.015	$0.015	$0.055
Common stock dividend payout ratio	(19.66)%	70.74%	54.47%
Full-time equivalent employees	1,004	1,012	1,124
Number of banking centers	58	58	60

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2010	2009	2009	2009	2009
ASSETS
Cash and cash equivalents	$361,199	$246,215	$158,114	$74,736	$142,769
Available-for-sale securities, at fair value	920,082	846,216	836,521	766,536	673,960
Held-to-maturity securities, at amortized cost	267,503	222,845	162,990	163,611	169,973

Loans held for sale	18,055	11,778	38,187	1,642	1,395
Loans held for investment	3,096,261	3,233,273	3,312,520	3,537,221	3,727,368
Total loans	3,114,316	3,245,051	3,350,707	3,538,863	3,728,763
Allowance for loan losses	(76,646)	(74,732)	(70,059)	(53,075)	(56,703)
Loans, net	3,037,670	3,170,319	3,280,648	3,485,788	3,672,060

Premises and equipment, net	47,396	48,816	49,128	50,272	50,738
Real estate acquired by foreclosure	17,282	16,763	11,674	8,095	8,144
Goodwill	173,210	173,210	173,210	173,210	173,210
Core deposits and other intangibles, net	11,077	11,626	12,179	12,744	13,309
Accrued interest receivable	15,462	16,502	16,142	18,189	18,285
Other assets	192,498	184,536	158,912	159,186	152,383
TOTAL ASSETS	$5,043,379	$4,937,048	$4,859,518	$4,912,367	$5,074,831

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,167,602	$1,144,133	$1,094,346	$1,127,717	$1,173,745
Interest-bearing demand	2,031,399	2,004,539	1,874,746	1,670,437	1,586,754
Certificates and other time	925,427	946,279	1,038,362	1,160,081	1,173,958
Total deposits	4,124,428	4,094,951	4,007,454	3,958,235	3,934,457
Other borrowed funds	99,012	97,245	99,486	176,631	278,274
Subordinated debt	77,737	77,338	77,616	77,028	78,310
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	39,944	44,247	46,716	47,631	53,942
Total liabilities	4,423,855	4,396,515	4,314,006	4,342,259	4,427,717

COMMITMENTS AND CONTINGENCIES	-	-	-	-	-

SHAREHOLDERS' EQUITY
Preferred stock	-	-	-	-	118,332
Common stock	103,745	83,721	83,622	83,552	75,168
Capital surplus	237,439	170,848	171,955	170,708	122,877
Retained earnings	288,436	295,909	295,401	324,619	333,498
Treasury stock	(21,399)	(21,399)	(21,399)	(21,399)	(21,399)
Accumulated other comprehensive income, net of tax	11,303	11,454	15,933	12,628	18,638
Total shareholders' equity	619,524	540,533	545,512	570,108	647,114
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,043,379	$4,937,048	$4,859,518	$4,912,367	$5,074,831

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2010	2009	2009	2009	2009
Interest income:
Loans, including fees	$43,649	$46,876	$49,658	$51,691	$53,000
Securities:
Taxable	9,117	9,758	9,286	8,815	8,558
Non-taxable	925	929	897	890	900
Deposits in financial institutions	115	90	64	-	-
Other interest-earning assets	1	19	29	26	6
Total interest income	53,807	57,672	59,934	61,422	62,464

Interest expense:
Demand and savings deposits	4,212	4,243	4,403	3,886	3,492
Certificates and other time deposits	3,352	4,577	5,504	6,503	7,467
Other borrowed funds	448	314	346	425	812
Subordinated debt	687	713	748	885	979
Junior subordinated debt	1,028	1,045	1,082	1,155	1,204
Total interest expense	9,727	10,892	12,083	12,854	13,954
Net interest income	44,080	46,780	47,851	48,568	48,510
Provision for credit losses	22,936	11,000	56,131	11,500	9,000
Net interest income (loss) after provision for credit losses	21,144	35,780	(8,280)	37,068	39,510

Noninterest income:
Customer service fees	3,488	3,722	3,845	3,752	4,112
Net gain (loss) on securities	20	(1,823)	4	(2)	15
Wealth management fees	2,098	2,049	1,862	1,840	2,202
Other	931	1,543	3,402	4,903	4,469
Total noninterest income	6,537	5,491	9,113	10,493	10,798

Noninterest expense:
Salaries and employee benefits	20,503	19,496	21,005	24,152	22,277
Occupancy	5,790	5,822	5,967	6,168	5,869
Technology	2,417	2,375	2,495	2,475	2,505
Professional fees	2,005	1,283	1,065	1,157	1,197
Postage, delivery and supplies	708	685	700	760	721
Marketing	269	443	557	499	431
Core deposits and other intangibles amortization	549	552	565	565	565
Acquisition costs	-	980	154	-	-
FDIC insurance assessments	2,547	1,856	1,741	4,001	1,232
Other	4,165	5,998	5,826	4,244	4,801
Total noninterest expense	38,953	39,490	40,075	44,021	39,598

Income (loss) before income taxes	(11,272)	1,781	(39,242)	3,540	10,710
Income tax provision (benefit)	(5,024)	45	(14,518)	933	3,303
Net income (loss)	$(6,248)	$1,736	$(24,724)	$2,607	$7,407
Preferred stock dividends	-	-	-	7,458	1,884
Net income (loss) applicable to common shareholders	$(6,248)	$1,736	$(24,724)	$(4,851)	$5,523

Earnings (loss) per common share (1):
Basic	$(0.07)	$0.02	$(0.30)	$(0.06)	$0.08
Diluted	$(0.07)	$0.02	$(0.30)	$(0.06)	$0.08

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31,			Dec. 31,
	2010			2009
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$13,572	$47	1.40%	$38,844	$67	0.68%
Loans held for investment:
Taxable	3,176,511	43,560	5.56%	3,257,590	46,762	5.70%
Non-taxable (3)	4,834	62	5.19%	4,935	69	5.55%
Securities:
Taxable	1,000,917	9,117	3.69%	964,807	9,758	4.01%
Non-taxable (3)	101,443	1,362	5.44%	101,866	1,360	5.30%
Deposits in financial institutions	194,104	115	0.24%	163,195	90	0.22%
Other interest-earning assets	2,418	1	0.17%	26,825	19	0.28%
Total interest-earning assets	4,493,799	54,264	4.90%	4,558,062	58,125	5.06%
Noninterest-earning assets	443,748			421,810
Total Assets	$4,937,547			$4,979,872

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,993,546	$4,212	0.86%	$1,946,308	$4,243	0.86%
Certificates and other time	924,473	3,352	1.47%	1,007,691	4,577	1.80%
Other borrowed funds	99,884	448	1.82%	107,211	314	1.16%
Subordinated debt	77,724	687	3.59%	77,824	713	3.63%
Junior subordinated debt	82,734	1,028	5.04%	82,734	1,045	5.01%
Total interest-bearing liabilities	3,178,361	9,727	1.24%	3,221,768	10,892	1.34%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,184,970			1,204,371
Shareholders' equity	574,216			553,733
Total Liabilities and Shareholders' Equity	$4,937,547			$4,979,872

Tax Equivalent Net Interest Income and Margin (3)		44,537	4.02%		47,233	4.11%

Non-GAAP to GAAP Reconciliation:
Tax Equivalent Adjustment:
Loans		20			22
Securities		437			431
Total tax equivalent adjustment		457			453
Net Interest Income		$44,080			$46,780

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Year-to-date
	2010			2009
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$13,572	$47	1.40%	$1,876	$26	5.66%
Loans held for investment:
Taxable	3,176,511	43,560	5.56%	3,775,098	52,914	5.68%
Non-taxable (3)	4,834	62	5.19%	5,049	88	7.04%
Securities:
Taxable	1,000,917	9,117	3.69%	709,776	8,558	4.89%
Non-taxable (3)	101,443	1,362	5.44%	96,892	1,302	5.45%
Deposits in financial institutions	194,104	115	0.24%	257	-	0.07%
Other interest-earning assets	2,418	1	0.17%	9,740	6	0.27%
Total interest-earning assets	4,493,799	54,264	4.90%	4,598,688	62,894	5.55%
Noninterest-earning assets	443,748			473,251
Total Assets	$4,937,547			$5,071,939

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,993,546	$4,212	0.86%	$1,565,770	$3,492	0.90%
Certificates and other time	924,473	3,352	1.47%	1,154,420	7,467	2.62%
Other borrowed funds	99,884	448	1.82%	365,408	812	0.90%
Subordinated debt	77,724	687	3.59%	77,820	979	5.10%
Junior subordinated debt	82,734	1,028	5.04%	82,734	1,204	5.90%
Total interest-bearing liabilities	3,178,361	9,727	1.24%	3,246,152	13,954	1.74%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,184,970			1,175,928
Shareholders' equity	574,216			649,859
Total Liabilities and Shareholders' Equity	$4,937,547			$5,071,939

Tax Equivalent Net Interest Income and Margin (3)		44,537	4.02%		48,940	4.32%

Non-GAAP to GAAP Reconciliation:
Tax Equivalent Adjustment:
Loans		20			28
Securities		437			402
Total tax equivalent adjustment		457			430
Net Interest Income		$44,080			$48,510

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2010	2009	2009	2009	2009
Condensed Average Balance Sheet
Loans held for sale	$13,572	$38,844	$1,607	$2,714	$1,876
Loans held for investment	3,181,345	3,262,525	3,472,635	3,639,453	3,780,147
Total loans	3,194,917	3,301,369	3,474,242	3,642,167	3,782,023
Available-for-sale securities, at fair value	860,466	897,733	779,792	689,541	635,423
Held-to-maturity securities, at amortized cost	241,894	168,940	162,717	168,155	171,245
Deposits in financial institutions	194,104	163,195	106,392	281	257
Other interest-earning assets	2,418	26,825	38,419	39,534	9,740
Total interest-earning assets	4,493,799	4,558,062	4,561,562	4,539,678	4,598,688
Goodwill	173,210	173,210	173,210	173,210	173,210
Core deposits and other intangibles, net	11,340	11,890	12,463	13,028	13,587
All other noninterest-earning assets	259,198	236,710	230,667	265,404	286,454
Total assets	$4,937,547	$4,979,872	$4,977,902	$4,991,320	$5,071,939

Noninterest-bearing demand deposits	$1,144,754	$1,158,023	$1,124,076	$1,117,335	$1,130,230
Interest-bearing deposits:
Interest-bearing demand deposits	1,993,546	1,946,308	1,837,612	1,674,468	1,565,770
Jumbo certificates of deposit	549,723	576,984	614,418	658,983	651,798
Regular certificates of deposit	241,649	264,388	287,243	308,842	306,686
Brokered certificates of deposit	133,101	166,319	182,852	207,609	195,936
Total deposits	4,062,773	4,112,022	4,046,201	3,967,237	3,850,420
Other borrowed funds	99,884	107,211	145,625	216,342	365,408
Subordinated debt	77,724	77,824	77,232	77,701	77,820
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	40,216	46,348	48,480	41,548	45,698
Total liabilities	4,363,331	4,426,139	4,400,272	4,385,562	4,422,080
Common equity	574,216	553,733	577,630	561,540	531,736
Preferred equity	-	-	-	44,218	118,123
Total shareholders' equity	574,216	553,733	577,630	605,758	649,859
Total liabilities and shareholders' equity	$4,937,547	$4,979,872	$4,977,902	$4,991,320	$5,071,939

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2010	2009	2009	2009	2009
Period-end Loans:
Loans held for sale	$18,055	$11,778	$38,187	$1,642	$1,395
Loans held for investment:
Commercial and industrial	697,998	806,542	823,797	930,445	1,060,572
Real Estate:
Commercial	1,672,562	1,669,118	1,703,629	1,768,824	1,788,488
Construction and development	330,855	360,444	394,819	458,386	499,262
Residential mortgage	346,400	344,838	335,007	323,520	320,021
Consumer/other	48,446	52,331	55,268	56,046	59,025
Loans held for investment	3,096,261	3,233,273	3,312,520	3,537,221	3,727,368
Total period-end loans	$3,114,316	$3,245,051	$3,350,707	$3,538,863	$3,728,763

Period-End Deposits:
Noninterest-bearing demand	$1,167,602	$1,144,133	$1,094,346	$1,127,717	$1,173,745
Interest-bearing demand	2,031,399	2,004,539	1,874,746	1,670,437	1,586,754
Certificates and other time deposits:
Jumbo	560,093	549,588	594,590	644,965	666,722
Regular	234,010	252,682	273,721	306,988	301,047
Brokered	131,324	144,009	170,051	208,128	206,189
Total period-end deposits	$4,124,428	$4,094,951	$4,007,454	$3,958,235	$3,934,457

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2010	2009	2009	2009	2009
Allowance For Credit Losses
Allowance for loan losses at beginning of period	$74,732	$70,059	$53,075	$56,703	$49,177
Charge-offs:
Commercial, financial and industrial	1,968	1,536	5,049	13,523	1,960
Real estate, mortgage and construction	20,214	5,448	32,464	1,903	438
Consumer	262	477	321	331	460
Total charge-offs	22,444	7,461	37,834	15,757	2,858
Recoveries:
Commercial, financial and industrial	483	536	251	286	640
Real estate, mortgage and construction	821	488	23	180	98
Consumer	118	110	163	163	94
Total Recoveries	1,422	1,134	437	629	832
Net charge-offs	21,022	6,327	37,397	15,128	2,026
Provision for loan losses	22,936	11,000	54,381	11,500	9,552
Allowance for loan losses at end of period	$76,646	$74,732	$70,059	$53,075	$56,703

Allowance for unfunded loan commitments at beginning of period	2,852	2,852	1,102	1,102	1,654
Provision for losses on unfunded loan commitments	-	-	1,750	-	(552)
Allowance for unfunded loan commitments at end of period	2,852	2,852	2,852	1,102	1,102
Total allowance for credit losses	$79,498	$77,584	$72,911	$54,177	$57,805

Nonperforming Assets
Nonperforming loans:
Loans held for sale	$10,883	$9,896	$29,472	$-	$-
Loans held for investment	125,025	92,668	65,515	114,069	102,450
Real estate acquired by foreclosure	17,282	16,763	11,674	8,095	8,144
Other repossessed assets	60	38	33	419	144
Total nonperforming assets	$153,250	$119,365	$106,694	$122,583	$110,738

Restructured loans - accruing	$10,675	$69,857	$45,981	$2,828	$-

Potential problem loans	$172,020	$187,513	$131,950	$133,678	$107,353

Accruing loans 30 to 89 days past due	$46,410	$34,243	$23,364	$30,131	$26,640

Accruing loans past due 90 days or more	$306	$41	$681	$2,112	$7,464

Ratios
Period-end allowance for credit losses to period-end loans	2.55%	2.39%	2.18%	1.53%	1.55%
Period-end allowance for loan losses to period-end loans	2.46%	2.30%	2.09%	1.50%	1.52%
Period-end allowance for loan losses to nonperforming loans	56.40%	72.86%	73.76%	46.53%	55.35%
Nonperforming loans to period-end loans	4.36%	3.16%	2.83%	3.22%	2.75%
Nonperforming assets to period-end assets	3.04%	2.42%	2.20%	2.50%	2.18%
Net charge-offs to average loans (2)	2.67%	0.76%	4.27%	1.67%	0.22%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)
Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year.  Thus, the sum for all quarters does not necessarily equal the full period earnings per share.

(2)	Interim periods annualized.

(3)
Taxable-equivalent basis assuming a 35% tax rate.  The Company presents net interest income on a tax-equivalent basis.  Accordingly, net interest income from tax-exempt securities and loans is presented in the net interest income results on a basis comparable to taxable securities and loans.  This non-GAAP financial measure allows management to assess the comparability of net interest income arising from both taxable and tax-exempt sources.

(4)
The efficiency ratio is calculated by dividing noninterest expense less acquisition costs and a one-time severance charge by tax equivalent basis net interest income plus noninterest income less net gain (loss) on investment securities.